Exhibit 1.1 – UNDERWRITING AGREEMENT

$840,000,000

CARMAX AUTO OWNER TRUST 2009-1

$182,000,000 1.66428% Class A-1 Asset Backed Notes

$254,000,000 3.31% Class A-2 Asset Backed Notes

$260,000,000 4.12% Class A-3 Asset Backed Notes

$144,000,000 5.81% Class A-4 Asset Backed Notes

CARMAX AUTO FUNDING LLC

Depositor

CARMAX BUSINESS SERVICES, LLC

Servicer

UNDERWRITING AGREEMENT

April 7, 2009

Banc of America Securities LLC

    as Representative of the several Underwriters

Hearst Tower

214 North Tryon Street

Charlotte, North Carolina 28255

Ladies and Gentlemen:

CarMax Auto Funding LLC, a Delaware limited liability company (the “Depositor”), confirms its agreement with Banc of America Securities LLC (“Banc of America”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 12), for whom Banc of America is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Depositor and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of $182,000,000 aggregate principal amount of 1.66428% Class A-1 Asset Backed Notes (the “Class A-1 Notes”), $254,000,000 aggregate principal amount of 3.31% Class A-2 Asset Backed Notes (the “Class A-2 Notes”), $260,000,000 aggregate principal amount of 4.12% Class A-3 Asset Backed Notes (the “Class A-3 Notes”) and $144,000,000 aggregate principal amount of 5.81% Class A-4 Asset Backed Notes (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Class A Notes” or the “Offered Notes”) of CarMax Auto Owner Trust 2009-1 (the “Trust”) under the terms and conditions contained herein.

The Depositor understands that the Underwriters propose to make a public offering of the Offered Notes as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Simultaneously with the issuance and sale of the Offered Notes as contemplated herein, the Trust will issue (i) $106,500,000 aggregate principal amount of 0.00% Class B Asset Backed Notes (the “Class B Notes”) and $33,500,000 aggregate principal amount of 0.00% Class C Asset Backed Notes (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Notes”), which will be retained by the Depositor in partial consideration for the transfer of the Receivables (as defined below) and related assets to the Trust and (ii) the CarMax Auto Owner Trust 2009-1 Asset Backed Certificates (the “Certificates” and, together with the Notes, the “Securities”). The Trust was created and the Certificates will be issued pursuant to an amended and restated trust agreement, dated as of April 1, 2009 (the “Trust Agreement”), among the Depositor, The Bank of New York Mellon (“BONY”), as trustee (the “Owner Trustee”), and BNY Mellon Trust of Delaware (“BONY Delaware”), as Delaware trustee (the “Delaware Trustee”). The Notes will be issued pursuant to an indenture, dated as of April 1, 2009 (the “Indenture”), between the Trust and Wells Fargo Bank, National Association, as trustee (the “Indenture Trustee”). Each Note will represent an obligation of the Trust, each Certificate will represent an undivided beneficial interest in the Trust and the Certificates will be subordinated to the Notes to the extent described in the Indenture and the Trust Agreement.

The assets of the Trust will include, among other things, (i) a pool of motor vehicle retail installment sale contracts (the “Receivables”) secured by the new and used motor vehicles financed thereby (the “Financed Vehicles”), (ii) certain monies payable under the Receivables after March 31, 2009, (iii) security interests in the Financed Vehicles, (iv) amounts on deposit in certain accounts, (v) certain rights under a receivables purchase agreement, dated as of April 1, 2009 (the “Receivables Purchase Agreement”), between CarMax Business Services, LLC (“CarMax LLC”) and the Depositor, pursuant to which CarMax LLC will sell the Receivables to the Depositor, (vi) certain rights under a sale and servicing agreement, dated as of April 1, 2009 (the “Sale and Servicing Agreement”), among the Trust, the Depositor CarMax LLC, as servicer (in such capacity, the “Servicer”), and Wells Fargo Bank, National Association, as backup servicer, pursuant to which the Receivables and other property of the Trust will be sold to the Trust and the Receivables will be serviced by the Servicer and (vii) and all proceeds of the foregoing. Pursuant to the Indenture, the Trust Estate will be held by the Indenture Trustee on behalf of the holders of the Notes. Pursuant to an administration agreement, dated as of April 1, 2009 (the “Administration Agreement”), among CarMax LLC, as administrator (in such capacity, the “Administrator”), the Trust and the Indenture Trustee, the Administrator will perform certain administrative obligations of the Trust under the Indenture. The Indenture, the Trust Agreement, the Administration Agreement, the Sale and Servicing Agreement and the Receivables Purchase Agreement are referred to herein collectively as the “Basic Documents”. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Sale and Servicing Agreement, as the case may be.

The Depositor has prepared and filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (File No. 333-149075), including a base prospectus and a form of preliminary prospectus supplement relating to the offering of asset backed notes and asset backed certificates, issued in series from time to time in accordance with Rule 415 (“Rule 415”) of the rules and regulations of the Commission (the “Securities Act Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement covers the registration of the Offered Notes under the Securities Act and has been declared effective by the Commission.

Promptly after execution and delivery of this Agreement, the Depositor will prepare and file with the Commission a final base prospectus and a final prospectus supplement relating to the Notes in accordance with the provisions of Rule 430B of the Securities Act Regulations (“Rule 430B”) and paragraph (b) of Rule 424 of the Securities Act Regulations (“Rule 424(b)”). Any information included in such base prospectus and prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information”. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference pursuant to the Securities Act at such time and documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, is herein called the “Registration Statement”.

“Base Prospectus” means the base prospectus included in the Registration Statement, as amended at the time of the filing of the Prospectus. “Preliminary Prospectus” means the Base Prospectus and the Preliminary Prospectus Supplement (including the information referred to under the caption “CarMax—Static Pool Information About Previous Securitizations” therein regardless of whether such information is deemed a part of the Registration Statement or Prospectus), used in connection with the offering of the Offered Notes that omitted the Rule 430B Information and is used prior to the filing of the Prospectus. “Prospectus” means the prospectus supplement (including the information referred to under the caption “CarMax—Static Pool Information About Previous Securitizations” therein regardless of whether such information is deemed a part of the Registration Statement or Prospectus) to the Base Prospectus that is first filed after the Time of Sale pursuant to Rule 424(b) of the Securities Act Regulations, together with the Base Prospectus, as amended at the time of such filing, including the documents incorporated by reference therein pursuant to the Securities Act at the Time of Sale. “Prospectus Supplement” means the prospectus supplement to the Base Prospectus included in the Prospectus. “Preliminary Prospectus Supplement” means the preliminary prospectus supplement, dated April 1, 2009, included in the Preliminary Prospectus.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Offered Notes that (i) is required to be filed with the Commission by the Depositor, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Depositor’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, and is specified in Schedule B hereto. “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

At or prior to the time when sales to purchasers of the Offered Notes were first made by the Underwriters, which was approximately 12:37 p.m., New York City time, on April 7, 2009 (the “Time of Sale”), the Depositor had prepared (i) the Issuer General Use Free Writing Prospectus(es) issued at or prior to the Time of Sale and (ii) the Preliminary Prospectus, dated

April 1, 2009 and (iii) the information contained on Schedule C hereto (collectively, the “Time of Sale Information”). If, at or subsequent to the Time of Sale and prior to the Closing Time, such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and as a result investors in the Offered Notes may terminate their old “Contracts of Sale” (as that term is used in Rule 159 under the Securities Act) for any Offered Notes and the Underwriters enter into new Contracts of Sale with investors in the Offered Notes, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale in connection with an amended Preliminary Prospectus approved by the Depositor and the Representative that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

All references in this Agreement to financial statements and schedules and other information which is “contained”, “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any Corrected Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in or otherwise deemed by the Securities Act Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Corrected Prospectus, as the case may be. All references in this Agreement to the terms “amend”, “amendments” or “supplements” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any Corrected Prospectus shall be deemed to mean and include the filing of any documents under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date (the “Effective Date”) of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus, the Prospectus or any Corrected Prospectus, as the case may be, which are or are deemed to be incorporated by reference therein or otherwise deemed by the Securities Act Regulations to be a part thereof or included therein. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus, the Corrected Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

Section 1. Representations and Warranties.

(a) Representations and Warranties by the Depositor. The Depositor represents and warrants to the Underwriters as of the date hereof, the Time of Sale and as of the Closing Time referred to in Section 2(b) and agrees with the Underwriters as follows:

(i) Compliance with Registration Requirements. The Depositor meets the requirements for use of Form S-3 under the Securities Act. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Time of Sale, meets the requirements set forth in Rule 415(a)(1)(x). At the time the Registration Statement was originally filed, at the earliest time thereafter that the Depositor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Offered Notes and at the date hereof and at the date the

Depositor delivers or causes to be delivered the Issuer General Use Free Writing Prospectus, the Depositor was not, is not and will not be an “ineligible issuer”, as defined in Rule 405 of the Securities Act Regulations.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale.

(A) The Registration Statement became effective on February 28, 2008, and any post-effective amendment thereto also has become effective. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Depositor, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Indenture has been duly qualified under the Trust Indenture Act.

(B) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(C) When filed with the Commission, each Preliminary Prospectus (including the prospectus and prospectus supplement filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act Regulations, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Offered Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(D) When filed with the Commission, the Prospectus shall include all information with respect to the offering of the Offered Notes required by the Securities Act and the Securities Act Regulations and shall be in all substantive respects in the form furnished to the Representative prior to the Time of Sale or, to the extent not completed at the Time of Sale, shall contain only such specific additional information and other changes (beyond those contained in the latest preliminary base prospectus and preliminary prospectus supplement, if any, that have been previously furnished to the Representative) as the Depositor has advised the Representative, prior to the Time of Sale, will be included or made therein.

(E) Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(F) As of the Time of Sale neither (1) the Time of Sale Information nor (2) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Time of Sale Information, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(G) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Notes or until any earlier date that the Depositor notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any Preliminary Prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified.

(H) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Depositor will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information made in reliance upon and in conformity with the Underwriters’ Information (as defined in Section 8(a)).

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”) and, when read together with the other information in the Prospectus, at the Effective Date, at the Time of Sale and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise set forth therein, (A) there has been no Material Adverse Effect with respect to the Depositor and (B) there have been no transactions entered into by the Depositor, other than those in the ordinary course of business, which are material with respect to it. As used herein, the term “Material Adverse Effect” means, when used with respect to either the Depositor or CarMax LLC, as the case may be, a material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, or in its ability to perform its obligations under this Agreement and each Basic Document to which it is a party.

(v) Due Organization. The Depositor has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware, and all filings required at the date hereof under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “LLC Act”) with respect to the due formation and valid existence of the Depositor as a limited liability company have been made; the Depositor has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and to perform its obligations under each Basic Document to which it is a party (collectively, the “Depositor Agreements”), this Agreement and the Securities; and the Depositor is duly qualified or registered as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify or register or to be in good standing would not result in a Material Adverse Effect.

(vi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor.

(vii) Authorization of Basic Documents. As of the Closing Time, each Depositor Agreement has been duly authorized, executed and delivered by the Depositor, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of the Depositor, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(viii) Issuance of the Notes. The Notes have been duly authorized and, at the Closing Time, will have been duly executed and, when authenticated, issued and delivered in the manner provided for in the Indenture and, in the case of the Offered Notes, delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(ix) Issuance of the Certificates. The Certificates have been duly authorized and, at the Closing Time, will have been duly executed and, when authenticated, issued and delivered in the manner provided for in the Trust Agreement, will be validly issued, fully paid, non-assessable and outstanding and will be in the form contemplated by, and entitled to the benefits of, the Trust Agreement.

(x) Description of the Securities and Basic Documents. The Securities and the Basic Documents conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Registration Statement and the Prospectus.

(xi) Absence of Defaults and Conflicts. The Depositor is not in violation of its limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties, operations or assets is subject (collectively, the “Depositor Agreements and Instruments”), except for violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect with respect to the Depositor; and the execution, delivery and performance by the Depositor of the Depositor Agreements, this Agreement and the Securities, the consummation of the transactions contemplated herein or therein, in the Registration Statement or in the Prospectus (including the sale of the Offered Notes to the Underwriters pursuant to the terms of this Agreement and the use of proceeds therefrom as described under the heading “Use of Proceeds” in the Preliminary Prospectus and the Prospectus) and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”) upon any of its property or assets pursuant to the Depositor Agreements and Instruments except for Liens permitted by the Basic Documents and conflicts, breaches or defaults that, individually or in the aggregate, will not result in a Material Adverse Effect with respect to the Depositor, nor will such action result in any violation of the provisions of its limited liability company agreement or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Depositor or any of its assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Depositor or CarMax LLC, as the case may be.

(xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Depositor, threatened, against or affecting the Depositor which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein or stated in a document incorporated by reference therein), or which might reasonably be expected to result in a Material Adverse Effect with respect to the Depositor; the aggregate of all pending legal or governmental proceedings to which the Depositor is a party or of which any of its properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect with respect to the Depositor.

(xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein which have not been so described and filed as required.

(xiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance of the Securities or the offering and sale of the Offered Notes, (B) the authorization, execution, delivery and performance by the Depositor of the Depositor Agreements or this Agreement or (C) the consummation by the Depositor of the transactions contemplated hereby or thereby, except such as have been obtained and are in full force and effect as of the Closing Time.

(xv) Possession of Licenses and Permits. The Depositor possesses or, as of the Closing Time, has applied for, such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the Depositor is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect with respect to the Depositor; except for Governmental Licenses that have been applied for as of the Closing Time, all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect with respect to the Depositor or would not render a material portion of the Receivables unenforceable; and the Depositor has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect with respect to the Depositor or would render a material portion of the Receivables unenforceable.

(xvi) Title to Receivables; Payment of Fees. As of the Closing Time, the (A) Depositor will have good and marketable title to the Receivables listed in Schedule 1 to the Sale and Servicing Agreement, free and clear of any Lien, (B) Depositor’s assignment and delivery of the Receivables to the Trust will vest in the Trust the good and marketable title purported to be conveyed thereby to, (C) Trust will be the sole owner of each Receivable free and clear of Liens other than the Lien in favor of the Indenture Trustee under the Indenture and (D) Trust’s Grant of the Collateral to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior Lien; and all taxes, fees and other governmental charges arising in connection with the transactions contemplated by this Agreement and the Basic Documents and with the execution and delivery of the Receivables, including any amendments thereto and assignments and/or endorsements thereof, have been paid by the Depositor.

(xvii) Investment Company Act. Neither the Trust nor the Depositor is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xviii) Incorporation of Representations and Warranties. The representations and warranties of the Depositor in each Depositor Agreement are true and correct in all material respects and are hereby incorporated by reference herein and restated for the benefit of the Underwriters with the same effect as if set forth in full herein.

(b) Representations and Warranties by CarMax LLC. CarMax LLC represents and warrants to the Underwriters as of the date hereof and as of the Closing Time that the representations and warranties of the Depositor set forth in Section 1(a) are true and correct as of the time made and further represents and warrants to and agrees with the Underwriters as follows:

(i) Due Organization. CarMax LLC has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware, and all filings required at the date hereof under the LLC Act with respect to the due formation and valid existence of CarMax LLC as a limited liability company have been made; CarMax LLC is duly qualified or registered as a foreign limited liability company to transact business, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on either the business or properties of CarMax LLC or on the ability of CarMax LLC to perform its obligations under each Basic Document to which it is a party (collectively, the “CarMax Agreements”) and this Agreement; CarMax LLC has the requisite power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under each CarMax Agreement; and CarMax LLC holds all material licenses, certificates and permits from all governmental authorities necessary for the conduct of its business as described in the Prospectus.

(ii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by CarMax LLC.

(iii) Authorization of Basic Documents. As of the Closing Time, each CarMax Agreement has been duly authorized, executed and delivered by CarMax LLC, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding agreement of CarMax LLC, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iv) Absence of Defaults and Conflicts. CarMax LLC is not in violation of its limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties, operations or assets is subject (collectively, the “CarMax Agreements and Instruments”), except for violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect with respect to CarMax LLC; and the execution, delivery and performance by CarMax LLC of the CarMax Agreements and this Agreement, the consummation of the transactions contemplated herein or therein, in the Registration Statement or in the Prospectus and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, a default or Repayment Event under, or result in the creation or imposition of any Lien upon any of its property or assets pursuant to the CarMax Agreements and Instruments except for Liens permitted by the Basic Documents and conflicts, breaches or defaults that, individually or in the aggregate, will not result in a Material Adverse Effect with respect to CarMax LLC, nor will such action result in any violation of the provisions of its articles of incorporation or bylaws or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over CarMax LLC or any of its assets, properties or operations.

(v) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of CarMax LLC, threatened, against or affecting CarMax LLC which is or which might reasonably be expected to result in a Material Adverse Effect with respect to CarMax LLC; the aggregate of all pending legal or governmental proceedings to which CarMax LLC is a party or of which any of its properties, operations or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect with respect to CarMax LLC.

(vi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance of the Securities or the offering and sale of the Offered Notes, (B) the authorization, execution, delivery and performance by CarMax LLC of the CarMax Agreements or this Agreement or (C) the consummation by CarMax LLC of the transactions contemplated hereby or thereby, except such as have been obtained and are in full force and effect as of the Closing Time.

(vii) Possession of Licenses and Permits. CarMax LLC possesses or, as of the Closing Time, has applied for, such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; CarMax LLC is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect with respect to CarMax LLC; except for Governmental Licenses that have been applied for as of the Closing Time, all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect with respect to CarMax LLC or would not render a material portion of the Receivables unenforceable; and CarMax LLC has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect with respect to CarMax LLC or would render a material portion of the Receivables unenforceable.

(viii) Title to Receivables; Payment of Fees. As of the Closing Time, CarMax LLC will have good and marketable title to the Receivables listed in Schedule 1 to the Receivables Purchase Agreement, free and clear of any Lien; and CarMax LLC’s sale and delivery of the Receivables to the Depositor will vest in the Depositor the good and marketable title purported to be conveyed thereby.

(ix) No Material Adverse Change. Since the date as of which information is given in the Prospectus, except as otherwise set forth therein, (A) there has been no Material Adverse Effect with respect to CarMax LLC and (B) there have been no transactions entered into by CarMax LLC, other than those in the ordinary course of business, which are material with respect to it.

(x) Incorporation of Representations and Warranties. The representations and warranties of CarMax LLC in each CarMax Agreement are true and correct in all material respects and are hereby incorporated by reference herein and restated for the benefit of the Underwriters with the same effect as if set forth in full herein.

(c) TALF Eligibility. The Depositor and CarMax LLC, jointly and severally, (i) represent and warrant to the Underwriters as of the date hereof and as of the Closing Time that (A) the Class A Notes satisfy all requirements to be Eligible Collateral (“Eligible Collateral”), as that term is defined in the form of Master Loan and Security Agreement (the “MLSA”), posted on the website of the

Federal Reserve Bank of New York (the “FRBNY”) in the most recently updated version at http://www.newyorkfed.org/markets/talf_docs.html, among the FRBNY, as lender, the primary dealers party thereto, each on behalf of itself and its respective applicable borrowers, and The Bank of New York Mellon, as administrator and as custodian (the “Custodian”), in connection with the FRBNY’s Term Asset-Backed Loan Facility (the “TALF”), (B) the Class A Notes and Receivables satisfy all applicable criteria for securities relating to “prime retail auto loans” under TALF and (C) the Preliminary Prospectus and the Prospectus contain all applicable information required to be included therein by the TALF Terms and Conditions (including the Frequently Asked Questions and letters of guidance) posted on the website of the FRBNY in the most recently updated version at http://www.newyorkfed.org/markets/talf.html in order for the Class A Notes to be Eligible Collateral and (ii) (A) repeat and reaffirm to the Underwriters as of the date hereof and as of the Closing Time their representations and warranties set forth in the Certification as to TALF Eligibility (the “TALF Eligibility Certification”) included as Annex III to the Prospectus and (B) make the representations and warranties set forth in the Term Asset-Backed Securities Loan Facility Undertaking attached hereto as Exhibit A (the “Undertaking”) and agree to the provisions set forth in Section 3 of the Undertaking.

(d) Officer’s Certificates. Any certificate signed by any officer of CarMax LLC, the Depositor or any of their respective Affiliates and delivered at the Closing Time to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by CarMax LLC, the Depositor or such Affiliate, as the case may be, to the Underwriters as to the matters covered thereby. When used in this Agreement, the term “Affiliate” shall have the meaning assigned by Rule 501(b) of the Securities Act Regulations.

Section 2. Sale and Delivery to the Underwriters; Closing.

(a) Purchase of Offered Notes. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Underwriters, and the Underwriters severally and not jointly agree to purchase from the Depositor, the aggregate principal amount of Offered Notes set forth opposite each Underwriter’s name on Schedule A at a purchase price equal to, in the case of (i) the Class A-1 Notes, 99.88000% of the principal amount thereof, (ii) the Class A-2 Notes, 99.75143% of the principal amount thereof, (iii) the Class A-3 Notes, 99.67167% of the principal amount thereof and (iv) the Class A-4 Notes, 99.63397% of the principal amount thereof

(b) Payment. Payment of the purchase price, and delivery of certificates, for the Offered Notes shall be made at the offices of McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219-4030, or at such other place as shall be agreed upon by the Representative and the Depositor, at 10:00 a.m. (New York time) on April 14, 2009, or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Depositor (such date and time of payment and delivery being called the “Closing Time”). Pursuant to Rule 15c6-1(d) of the Exchange Act Regulations, the parties hereto have agreed that the Closing Time will be not less than five business days following the date hereof.

Each class of Offered Notes will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Offered Notes will be represented by book entries on the records of DTC and participating members thereof. Certificates for the Securities shall be made available for examination by the Representative in Richmond, Virginia not later than 1:00 p.m. (New York time) on the business day prior to the Closing Time.

Delivery of the Offered Notes shall be made against payment of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Depositor.

Section 3. Agreements of the Depositor. The Depositor agrees with each Underwriter and each Underwriter agrees with the Depositor, as applicable, as follows:

(a) Compliance with Securities Act Regulations and Commission Requests. The Depositor, subject to Section 3(b), will comply with the requirements of Rules 424(b) and 430B and will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Offered Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) the happening of any event during the period referred to in Section 3(d) which, in the judgment of the Depositor, makes the Registration Statement or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered or made available to a purchaser, not misleading. The Depositor will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Depositor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Depositor will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, and the Depositor will furnish the Representative with copies of all such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Depositor has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, a signed copy of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and a signed copy of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Offering Documents. The Depositor will deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Depositor hereby consents to the use of such copies for purposes permitted by the Securities Act. The Depositor will furnish to each Underwriter, without charge, during the period when a prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Depositor will comply with the Securities Act and the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations and the Trust Indenture Act Regulations so as to permit the completion of the distribution of the Offered Notes as contemplated in this Agreement, the Basic Documents, the Registration Statement and the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Offered Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel to the Depositor, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Depositor will promptly prepare and file with the Commission, subject to the review and approval provisions afforded to the Representative described in Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Depositor will use its best efforts to have such amendment declared effective as soon as practicable and the Depositor will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Depositor will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) State Securities Law Qualifications. The Depositor will use its best efforts, in cooperation with the Underwriters, in arranging for the registration and qualification of the Offered Notes for offering and sale and the determination of their eligibility for investment, as the case may be, under the laws of such jurisdictions as the Underwriters designate and will continue to assist the Underwriters in maintaining such registrations and qualifications in effect for a period of not less than one year from the date of the Prospectus and in filing such consents to service of process or other documents as may be necessary in order to effect such registrations and qualifications; provided, however, that the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign limited liability company or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Depositor will also supply the Underwriters with such information as is necessary for the determination of the legality of the offering and sale of the Offered Notes for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

(g) Earnings Statement. The Depositor will timely file such reports pursuant to the Exchange Act as are necessary in order to cause the Trust to make generally available to holders of the Offered Notes as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(h) Use of Proceeds. The Depositor shall cause the Trust to use the net proceeds received by it from the sale of the Offered Notes in the manner specified in the Preliminary Prospectus and the Prospectus under “Use of Proceeds”.

(i) Reports, Statements and Certificates. So long as any Notes are outstanding, the Depositor shall deliver or cause to be delivered to the Underwriters, as soon as copies become available, copies of (i) each payment date certificate delivered to Securityholders pursuant to Section 4.9 of the Sale and Servicing Agreement, (ii) the annual statements of compliance, annual independent certified public accountants’ reports and annual opinions of counsel furnished to the Indenture Trustee or the Owner Trustee pursuant to the Basic Documents, as soon as such statements, reports and opinions are furnished to the Indenture Trustee or the Owner Trustee, as the case may be, (iii) all documents of the Depositor or the Trust required to be filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (iv) such other information concerning CarMax LLC, the Depositor, the Trust or the Securities as the Underwriters may reasonably request from time to time.

(j) Reporting Requirements. The Depositor, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(k) TALF Eligibility. The Depositor shall take all actions necessary to ensure that the Class A Notes are Eligible Collateral on the Closing Date and shall take all actions required of it pursuant to Section 6(p) until the Class A Notes are paid in full.

Section 4. Agreements of CarMax LLC. CarMax LLC agrees with each Underwriter as follows:

(a) CarMax LLC shall take all actions necessary to ensure that the Class A Notes are Eligible Collateral on the Closing Date, and shall take all actions required of it pursuant to (i) Section 6(p), (ii) for so long as CarMax LLC is the Servicer, Section 3.1(b) of the Sale and Servicing Agreement and (iii) for so long as CarMax LLC is the Servicer, Section 3.9 of the Sale and Servicing Agreement until the Class A Notes are paid in full.

(b) CarMax LLC shall promptly provide each Underwriter with copies of all notices or press releases delivered pursuant to Section 5 of the TALF Eligibility Certification.

Section 5. Payment of Expenses.

(a) Expenses. The Depositor shall pay all of its own expenses incident to the performance of its obligations under this Agreement, including without limitation (i) the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and each amendment or supplement thereto, (ii) the preparation, reproduction and delivery to the Underwriters of this Agreement, any agreement among Underwriters, each Basic Document and each other document as may be required in connection with the issuance and delivery of the Securities or the offering, purchase or sale of the Offered Notes, (iii) the preparation, issuance and delivery of the certificates for the Offered Notes to the Underwriters and the Class B Notes, the Class C Notes and the Certificates to the Depositor, (iv) the fees and expenses of the counsel, accountants and other advisors of the Depositor and any of its Affiliates, in connection with the transactions contemplated by this Agreement, (v) the qualification of the Offered Notes under state securities laws in accordance with the provisions of Section 3(f), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the printing and delivery to the Underwriters of copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus or Free Writing Prospectus consented to by the Depositor and the Representative, the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of the Owner Trustee and the Indenture Trustee, including the reasonable fees and disbursements of their respective counsel in connection with the transactions contemplated by this Agreement, (viii) any fees payable to Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”), and Fitch Ratings, Ltd. (“Fitch” and, together with Moody’s and Standard & Poor’s, the “Rating Agencies”) in connection with the rating of the Notes, (ix) the costs and expenses (including any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Offered Notes made by the Underwriters caused by a breach of the representation contained in Section 1(a)(ii)(F); however, the Underwriters shall have provided notice to the Depositor prior to reforming any contracts for sale of the Offered Notes and (x) the costs and expenses associated with qualifying the Class A Notes as Eligible Collateral.

(b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 or Section 11(a)(i), the Depositor shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters are subject to the accuracy of the representations and warranties of CarMax LLC and the Depositor contained in Section 1 and in certificates of any officer of CarMax LLC, the Depositor or any of their respective Affiliates delivered pursuant to the provisions hereof, to the performance by CarMax LLC and the Depositor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and at the Closing Time no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B).

(b) Accountants’ Comfort Letter. No later than 12:00 p.m. (New York time) on the third Business Day prior to the Closing Time, the Underwriters shall have received from KPMG LLP a letter or letters (the “Comfort Letter”), dated as of the Closing Time, in form and substance as previously agreed upon by the Representative and otherwise satisfactory in form and substance to the Underwriters and counsel for the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to certain financial, statistical and other information contained in or incorporated by reference into the Prospectus. Notwithstanding the foregoing, the Comfort Letter shall contain the same conclusions with respect to the transactions contemplated hereby required in the Auditor Attestation (as such term is defined in the MLSA, the “Auditor Attestation”) required by the MLSA.

(c) Officer’s Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the Time of Sale Information, any Material Adverse Effect with respect to either CarMax LLC or the Depositor whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate, dated as of the Closing Time, of an authorized officer of (i) the Depositor to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission and (ii) CarMax LLC to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties in Section 1(b) are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (C) CarMax LLC has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(d) Opinion of Counsel for CarMax LLC and the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of McGuireWoods LLP, counsel for CarMax LLC and the Depositor and special New York counsel to the Trust, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(i) This Agreement has been duly and validly executed and delivered by each of CarMax LLC and the Depositor.

(ii) Each CarMax Agreement has been duly and validly executed and delivered by CarMax LLC and constitutes a legal, valid and binding agreement of CarMax LLC, enforceable against CarMax LLC in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership, conservatorship and similar laws relating to or affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) Each Depositor Agreement has been duly and validly executed and delivered by the Depositor and each of the Sale and Servicing Agreement and the Receivables Purchase Agreement constitutes a legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership, conservatorship and similar laws relating to or affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iv) Each Basic Agreement to which the Trust is a party constitutes a legal, valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership, conservatorship and similar laws relating to or affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(v) The authorization, execution, delivery and performance by CarMax LLC of this Agreement and the CarMax Agreements and the Depositor of this Agreement and the Depositor Agreements and the consummation of the transactions contemplated hereby and thereby, including the issuance and delivery of the Securities and the offering and sale of the Notes do not require the consent, authorization, license, order, registration, qualification, decree or approval of, or any filing with, any court or governmental agency or body having jurisdiction over CarMax LLC or the Depositor (except such consents, authorizations, approvals or filings as have been obtained or made and as are in full force and effect as of the Closing Time or those that may be required under the state securities or blue sky laws of the various states, and except for the filing of UCC-3 partial release statements relating to the release of the existing liens on the Receivables and the other property of the Trust of CarMax LLC’s secured lenders and the filing of UCC-1 financing statements relating to the conveyance of the Receivables and other property of the Trust by the Depositor to the Trust and by the Trust to the Indenture Trustee, which Uniform Commercial Code (“UCC”) financing statement filings are in the process of being made) and do not (A) result in the creation or imposition of any Lien upon any property or assets of CarMax LLC or the Depositor pursuant to the terms of any CarMax Agreement and Instrument or any Depositor Agreement and Instrument, as the case may be, (except for (1) Liens permitted by the Basic Documents and (2) such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect on CarMax LLC or the Depositor, as the case may be) and (B) conflict with, violate, result in a breach of or constitute a default under (1) any term or provision of the certificate of formation or limited liability company agreement of CarMax LLC or any term or provision of the limited liability company agreement of the Depositor, (2) in any material respect, any law, statute, order known to such counsel, rule or regulation of any court or governmental agency or body having jurisdiction over CarMax LLC or the Depositor or (3) any CarMax Agreement and Instrument or any Depositor Agreement and Instrument known to us.

(vi) To the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Basic Document or the Securities, (B) seeking to prevent the issuance or delivery of the Securities, the offer or sale of the Offered Notes or the consummation by CarMax LLC or the Depositor of the transactions contemplated by this Agreement or any Basic Document or (C) which, if adversely determined, would reasonably be expected to materially and adversely affect the performance by either CarMax LLC or the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any Basic Document.

(vii) Each of CarMax LLC and the Depositor possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; each of CarMax LLC and the Depositor is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect or would render a material portion of the Receivables unenforceable; and neither CarMax LLC nor the Depositor has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect or would render a material portion of the Receivables unenforceable.

(viii) Assuming that the Notes have been duly executed and delivered by the Trust, authenticated by the Indenture Trustee in accordance with the Indenture and delivered against payment of the consideration specified in this Agreement, the Notes will be validly issued and entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership, conservatorship and similar laws relating to or affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ix) To the best knowledge of such counsel, no default by the Depositor exists in the due performance or observance of any obligation, agreement, covenant or condition contained in the Depositor Agreements and Instruments, except for defaults that would not result in a Material Adverse Effect with respect to the Depositor.

(x) The Securities, the Receivables Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Indenture and the Administration Agreement conform in all material respects to the descriptions thereof and the statements relating thereto contained in the Prospectus.

(xi) The information set forth in the Base Prospectus under the heading “Material Legal Issues Relating to the Receivables”, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

(xii) Neither the Trust nor the Depositor is now, and immediately following the issuance of the Securities and the sale of the Offered Notes to the Underwriters pursuant to this Agreement will be, required to be registered as an “investment company” under the Investment Company Act.

(xiii) The Indenture has been duly qualified under the Trust Indenture Act.

(xiv) The Receivables Purchase Agreement creates a valid security interest in favor of the Depositor in all right, title and interest of CarMax LLC in, to and under the Receivables and the related property referred to therein.

(xv) The Indenture creates (A) a valid security interest in favor of the Indenture Trustee in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing and (B) a first priority perfected security interest in favor of the Indenture Trustee in all amounts held in each of the Collection Account, the Note Payment Account and the Reserve Account.

(xvi) The Registration Statement has become effective under the Securities Act; the Prospectus has been filed pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to the best of such counsel’s knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(xvii) The Registration Statement and the Prospectus (in each case other than the financial statements and supporting schedules included therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need not express any opinion), as of their respective effective or issue dates, as the case may be, complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

(xviii) The Class A Notes are Eligible Collateral.

Such counsel shall also state that such counsel has examined the Registration Statement, the Preliminary Prospectus and the Prospectus and nothing has come to such counsel’s attention that would lead such counsel to believe that: (i) the Registration Statement, at the time it originally became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement, including the Rule 430B Information, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Prospectus at the date thereof and at the Closing Time, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in each of clauses (i), (ii) and (iii) such counsel need make no statement with respect to any financial statements and schedules and other financial, numerical, statistical and quantitative information, in each case contained or incorporated by reference therein or omitted therefrom and the Form T-1. In addition, nothing has come to such counsel’s attention that would lead them to believe that the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; provided that such counsel need make no statement with respect to any financial statements and schedules and other financial, numerical, statistical and quantitative information, in each case contained or incorporated by reference therein or omitted therefrom and the Form T-1. With respect to statements contained in the Time of Sale Information, any statement contained in any of the constituent documents shall be deemed modified or superseded to the extent any information contained in subsequent constituent documents modifies or replaces such statement.

(e) Opinion of Special Delaware Counsel for the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

(i) CarMax LLC is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under this Agreement and the CarMax Agreements.

(ii) The execution, delivery and performance by CarMax LLC of this Agreement and the CarMax Agreements have been duly and validly authorized by all necessary limited liability company action on the part of CarMax LLC.

(iii) The Depositor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under this Agreement and the Depositor Agreements.

(iv) The Amended and Restated Limited Liability Company Agreement of the Depositor, dated as of December 1, 2004 (the “LLC Agreement”), by CarMax LLC, as the sole equity member (the “Member”) of the Depositor, and the special members named therein, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditor’s rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(v) Under the LLC Act and the LLC Agreement, the Depositor has all necessary limited liability company power and authority to execute and deliver, and to perform its obligations under this Agreement and the Depositor Agreements.

(vi) Under the LLC Act and the LLC Agreement, the execution and delivery by the Depositor of this Agreement and the Depositor Agreements, and the performance by the Depositor of its obligations hereunder and thereunder (including the sale of the Offered Notes to the Underwriters pursuant to the terms of this Agreement), have been duly authorized by all necessary limited liability company action on the part of the Depositor.

(vii) The execution and delivery by the Depositor of this Agreement and the Depositor Agreements, and the performance by the Depositor of its obligations hereunder and thereunder (including the sale of the Notes to the Underwriters pursuant to the terms of this Agreement), do not violate (A) any Delaware law, rule or regulation or (B) the LLC Act or the LLC Agreement.

(viii) No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by the Depositor solely in connection with the execution and delivery by the Depositor of this

Agreement or the Depositor Agreements or the performance by the Depositor of its obligations hereunder or thereunder (including the sale of the Notes to the Underwriters pursuant to the terms of this Agreement).

(ix) The Receivables Purchase Agreement and the filing of the applicable UCC financing statement with the Delaware Secretary of State creates a perfected security interest in favor of the Depositor in all right, title and interest of CarMax LLC in, to and under the Receivables and the related property referred to therein and such security interest will be prior to any other security interest granted by CarMax LLC that is perfected solely by the filing of UCC financing statements under the UCC.

(x) The Depositor’s assignment and delivery of the Trust Property to the Trust and the filing of applicable UCC financing statements with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) will vest in the Trust a perfected security interest therein and the proceeds thereof; and such security interest will be prior to any other security interest granted by the Depositor that is perfected solely by filing of financing statements under the UCC.

(f) Opinion of Bankruptcy Counsel for CarMax LLC. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of McGuireWoods LLP, bankruptcy counsel for CarMax LLC, in form and substance satisfactory to counsel for the Underwriters, regarding (i) the conveyance of the Receivables by CarMax LLC to the Depositor being a “true sale”, (ii) the granting to the Depositor of a first priority perfected security interest in the Receivables and (iii) to the effect that should CarMax LLC become the debtor in a case under the United States bankruptcy code, the court would not order the substantive consolidation of the assets and liabilities of the Depositor with those of CarMax LLC.

(g) Opinion of Tax Counsel for the Depositor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of McGuireWoods LLP, federal and Virginia state income tax counsel for the Depositor, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that for federal and Virginia state income tax purposes, the Notes will be considered debt and the Trust will not be an association taxable as a corporation and that the statements in the Prospectus Supplement and Prospectus under the headings “Summary of the Notes and the Transaction Structure—Tax Status”, “Summary of the Notes and Transaction Structure—ERISA Considerations”, “Material Federal Income Tax Consequences” and “ERISA Considerations”, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

(h) Opinion of Local Counsel for CarMax LLC. At the Closing Time, the Underwriters shall have received the favorable opinions, each dated as of the Closing Time, of McGuireWoods LLP, California and Florida counsel for CarMax LLC, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that (i) CarMax LLC has acquired a first priority perfected security interest in the Financed Vehicles relating to Receivables originated in the related State, (ii) as to each security interest in a Financed Vehicle created by a Receivable, no filing or other action is necessary to perfect or continue the perfected status of such security interest as against creditors of or transferees from the obligor under such Receivable and (iii) upon consummation of the transactions contemplated by the Basic Documents, the Trust has a perfected security interest in the Financed Vehicles financed under Receivables originated in the relevant jurisdiction, notwithstanding the fact that the certificate of title for each such Financed Vehicle has not been marked or otherwise amended to reflect such assignment as contemplated by the Basic Documents.

(i) Opinion of Special Delaware Counsel for the Trust. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

(i) The Trust has been duly formed and is validly existing as a statutory trust pursuant to the laws of the State of Delaware, 12 Del. C. §§ 3801, et seq. (the “Statutory Trust Act”), and has the power and authority under the Trust Agreement and the Statutory Trust Act to execute, deliver and perform its obligations under the Basic Documents to which the Trust is a party, to issue the Certificates and the Notes and to grant the Owner Trust Estate to the Indenture Trustee as security for the Notes.

(ii) The Basic Documents to which the Trust is a party have been duly authorized, executed and delivered by the Trust and the Notes have been duly authorized, executed and delivered by the Trust.

(iii) The Trust Agreement constitutes a legal, valid and binding agreement of the Depositor, the Delaware Trustee and the Owner Trustee, enforceable against the Depositor, the Delaware Trustee and the Owner Trustee in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditor’s rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iv) The Certificates have been duly authorized by the Trust and, when executed by the Trust, authenticated by the Owner Trustee and delivered to the Depositor in accordance with the Trust Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

(v) Neither the execution, delivery and performance by the Trust of the Basic Documents to which the Trust is a party, the Certificates or the Notes, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State pursuant to the Trust Agreement and the filing of a financing statement on form UCC-1 with the Secretary of State pursuant to the Indenture.

(vi) Neither the execution, delivery and performance by the Trust of the Basic Documents to which the Trust is a party, the Certificates or the Notes, nor the consummation by the Trust of the transactions contemplated thereby, will conflict with or result in a breach of, or constitute a default under the provisions of the Trust Agreement or any law, rule or regulation of the State of Delaware applicable to the Trust or, to our knowledge without independent investigation, any judgment or order of the State of Delaware applicable to the Trust or its properties or, to our knowledge without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Trust is a party or by which it is bound.

(vii) Pursuant to Section 3805(b) of the Statutory Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Owner Trust Estate except in accordance with the terms of the Trust Agreement.

(viii) Pursuant to Section 3805(c) of the Statutory Trust Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder has no interest in specific Trust Property.

(ix) Pursuant to Section 3808(a) and (b) of the Statutory Trust Act, the Trust may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

(x) Under the Statutory Trust Act, the Trust is a separate legal entity and, assuming that the Sale and Servicing Agreement conveys good title to the Trust Property to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders will hold whatever title to the Trust Property as may be conveyed to it from time to time pursuant to the Sale and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust Property.

(xi) To the extent that Article 9 of the UCC as in effect in the State of Delaware is applicable (without regard to conflicts of laws principles), and assuming that the security interest created by the Indenture in the Collateral has been duly created and has attached, upon the filing of the Financing Statement with the Delaware Secretary of State, the Indenture Trustee will have a perfected security interest in the Trust’s rights in that portion of the Collateral described in the Financing Statement that constitutes “chattel paper”, “general intangibles” or “accounts” (as such terms are defined in the UCC) and the proceeds (as defined in Section 9-102(a)(64) of the UCC) thereof; and such security interest will be prior to any other security interest granted by the Trust that is perfected solely by the filing of financing statements under the UCC, subject to Section 9-103 of the UCC (with respect to purchase money security interests) and Section 9-315 of the UCC (with respect to temporarily perfected security interests in proceeds).

(j) Opinion of Counsel for the Indenture Trustee. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of in-house counsel for the Indenture Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

(i) The Indenture Trustee has been duly incorporated and is validly existing as a national banking association under the laws of the United States of America.

(ii) The Indenture Trustee, at the time of its execution and delivery of the Indenture, had full power and authority to execute and deliver the Indenture and the Administration Agreement (collectively, the “Indenture Trustee Agreements”) and has full power and authority to perform its obligations thereunder.

(iii) To the best of such counsel’s knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Indenture Trustee Agreements.

(iv) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof was or is required for the execution, delivery or performance by the Indenture Trustee of the Indenture Trustee Agreements.

(v) Each of the Indenture Trustee Agreements has been duly and validly authorized, executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Collateral and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(vi) The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the terms of the Indenture.

(k) Opinion of Counsel for the Owner Trustee. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of McGuireWoods LLP, counsel for the Owner Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

(i) BONY is duly incorporated and validly existing as a banking corporation under the laws of the State of New York and has the power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby.

(ii) The Trust Agreement has been duly authorized, executed and delivered by BONY and is the legal, valid and binding agreement of BONY, enforceable against BONY in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditor’s rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iii) The Owner Trustee has duly executed and delivered each Basic Document to which the Trust is a party on behalf of the Trust in accordance with the authorization contained in the Trust Agreement.

(iv) Neither the execution, delivery and performance by BONY of the Trust Agreement, the execution and delivery by the Owner Trustee on behalf of the Trust of the Basic Documents to which the Trust is a party, nor the consummation of the transactions contemplated by the foregoing, nor compliance with the terms thereof, will conflict with or result in a breach of, or constitute a default under the charter or bylaws of BONY or any law, rule or regulation of the State of New York governing the banking or trust powers of BONY or, to our knowledge, without independent investigation, any judgment or order of the State of New York applicable to BONY or its properties or, to our knowledge, without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which BONY is a party or by which it is bound.

(v) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of New York is required by or with respect to BONY for the (A) valid execution, delivery and performance of the Trust Agreement, (B) valid execution and delivery by the Owner Trustee on behalf of the Trust of the Basic Documents to which the Trust is a party or (C) validity or enforceability the agreements listed in clauses (A) or (B) of this paragraph, other than the filing of the Certificate of Trust with the Delaware Secretary of State.

(vi) To our knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting BONY before any court or other government authority of the State of New York which, if adversely determined, would materially and adversely affect the ability of BONY to carry out the transactions contemplated by the Trust Agreement.

(l) Opinion of Counsel for the Delaware Trustee. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, P.A., counsel for the Delaware Trustee, in form and substance satisfactory to counsel for the Underwriters, substantially to the effect that:

(i) BONY (Delaware) is duly incorporated and validly existing as a banking corporation under the laws of the State of Delaware and has the power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby.

(ii) The Trust Agreement has been duly authorized, executed and delivered by BONY (Delaware) and is the legal, valid and binding agreement of BONY (Delaware), enforceable against BONY (Delaware) in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditor’s rights generally and to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(iii) Neither the execution, delivery and performance by BONY (Delaware) of the Trust Agreement, nor the consummation of the transactions contemplated thereby, nor compliance with the terms thereof, will conflict with or result in a breach of, or constitute a default under the charter or bylaws of BONY (Delaware) or any law, rule or regulation of the State of Delaware governing the banking or trust powers of BONY (Delaware) or, to our knowledge, without independent investigation, any judgment or order of the State of Delaware applicable to BONY (Delaware) or its properties or, to our knowledge, without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which BONY (Delaware) is a party or by which it is bound.

(iv) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware is required by or with respect to BONY (Delaware) for the valid execution, delivery and performance of the Trust Agreement, or for the validity or enforceability thereof, other than the filing of the Certificate of Trust with the Delaware Secretary of State.

(v) To the knowledge of such counsel, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting BONY (Delaware) before any court or other government authority of the State of Delaware which, if adversely determined, would materially and adversely affect the ability of BONY (Delaware) to carry out the transactions contemplated by the Trust Agreement.

(m) Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters. In rendering such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Underwriters.

(n) Reliance Letters. At the Closing Time, counsel to CarMax LLC and the Depositor shall provide reliance letters to the Underwriters relating to each legal opinion relating to the transaction contemplated hereby rendered to either Trustee or any Rating Agency.

(o) Maintenance of Rating. At the Closing Time, the Class A-1 Notes shall be rated by each Rating Agency in its highest short-term rating category and the Class A-2, Class A-3 and Class A-4 Notes shall be rated in the highest rating category by each Rating Agency, and the Depositor shall have delivered to the Underwriters a letter dated the Closing Time from each Rating Agency, or other evidence satisfactory to the Representative, confirming that the Offered Notes have such ratings; and since the date of this

Agreement, there shall not have occurred a downgrading in the rating assigned to the Offered Notes or any other securities of CarMax LLC or any of its Affiliates (excluding previously issued ABS notes) by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any other securities of CarMax LLC or any of its Affiliates (excluding previously issued ABS notes).

(p) Additional Rating Agency Requirements. The Depositor will, to the extent, if any, that the ratings provided with respect to the Offered Notes by any Rating Agency on the Closing Date are conditioned upon the furnishing or the taking of any other actions by the Depositor or an Affiliate thereof, furnish such documents and take, or cause to be taken, all such other actions on or prior to the Closing Date.

(q) TALF Eligibility.

(i) On or prior to 1:00 p.m. (New York time) four Business Days prior to the Closing Time, KPMG LLP shall have furnished to CarMax LLC an attestation, substantially in the form required under TALF (the “Auditor Attestation”), stating that CarMax LLC’s assertion that the Class A Notes are Eligible Collateral is fairly stated in all material respects, and a copy of such attestation shall have been delivered to the FRBNY, with a copy to the Representative;

(ii) On or prior to 12:00 p.m. (New York time) three Business Days prior to the Closing Time, CarMax LLC shall have delivered the Prospectus to the Representative;

(iii) On or prior to 12:00 p.m. (New York time) three Business Days prior to the Closing Time, the Trust and CarMax LLC, as sponsor, shall have executed the TALF Eligibility Certification to the FRBNY, with a copy to the Representative; and

(iv) On or prior to 1:00 p.m. (New York time) four Business Days prior to the Closing Time, CarMax LLC shall have executed an indemnity undertaking relating to the Class A Notes, substantially in the form required under TALF (the “Indemnity Undertaking”), and delivered such Indemnity Undertaking to the FRBNY, with a copy to the Representative.

(r) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance of the Securities, the qualification of the Class A Notes as Eligible Collateral and the sale of the Offered Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Depositor in connection with the foregoing shall be satisfactory in form and substance to counsel for the Underwriters.

(s) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 8, 9 and 10 shall survive any such termination and remain in full force and effect.

Section 7. Written Communications.

(a) The following terms have the specified meanings for purposes of this Agreement:

(i) “Derived Information” means such written information (including any Intex CDI file) regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in (1) the Registration Statement, the Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor) or (2) any computer tape in respect of the Notes or the related receivables furnished by the Depositor to any Underwriter.

(ii) “Issuer Information” has the meaning given to such term in Rule 433(h)(2) and footnote 271 of the Commission’s Securities Offering Reform Release No. 33-8591 of the Securities Act, and shall also include any information in any Issuer Free Writing Prospectus or in any Underwriter Free Writing Prospectus prepared or approved by the Depositor.

(iii) “Underwriter Free Writing Prospectus” means “written communications” (as defined in Rule 405 under the Securities Act) containing no more than the following: (1) information included in the Preliminary Prospectus with the consent of the Depositor (except as provided in clauses (2) through (5) below), (2) information relating to the class, size, rating, price, CUSIPs, coupon, yield, spread, benchmark, status and/or legal maturity date of the Notes, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Notes and the underwriters for one or more classes of the Notes, (3) the eligibility of the Notes to be purchased by ERISA plans, (4) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes and (5) any Derived Information.

(b) The Depositor will not disseminate to any potential investor any information relating to the Securities that constitutes a “written communication” within the meaning of Rule 405 under the Securities Act, other than the Time of Sale Information and the Prospectus, unless the Depositor has obtained the prior consent of the Representative.

(c) Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Securities Act, nor shall the Depositor or any Underwriter disseminate any Underwriter Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Securities Act.

(d) Each Underwriter Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Securities Act:

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

(e) In the event the Depositor becomes aware that, as of any Time of Sale, any Time of Sale Information with respect thereto contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in the light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), the Depositor shall promptly notify the Representative of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Representative, prepare and deliver to the Underwriters a Corrected Prospectus.

(f) Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

(i) Other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, in any communications with potential investors, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act; provided, however, that (A) each Underwriter may prepare and convey one or more Underwriter Free Writing Prospectuses, and may convey the Registration Statement, any Corrected Prospectus and Time of Sale Information, including via Bloomberg; (B) unless otherwise consented to by the Depositor, no such Underwriter Free Writing Prospectus shall be conveyed if, as a result of such conveyance, the Depositor or the Trust shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act other than the filing of the final terms of the Notes pursuant to Rule 433(d)(5) of the Securities Act; and (C) each Underwriter will be permitted to provide confirmations of sale.

(ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of any “free writing prospectus”, as defined in Rule 405 under the Securities Act (each a “Free Writing Prospectus”), including retaining any Underwriter Free Writing Prospectuses they have used but which are not required to be filed for the required period.

(iii) Prior to entering into any Contract of Sale, it shall convey the Preliminary Prospectus and any Issuer General Use Free Writing Prospectus to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of such information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(iv) If a Defective Prospectus has been corrected with a Corrected Prospectus, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent manner that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to elect to enter into or not enter into a new Contract of Sale based on the information set forth in the Corrected Prospectus.

(v) Immediately following the use of any Underwriter Free Writing Prospectus containing any Issuer Information, it has provided the Depositor a copy of such Underwriter Free Writing Prospectus, unless such Issuer Information consists of the terms of the Notes or such information is not the final information to be included in the Prospectus Supplement.

(g) The Depositor shall file with the Commission, within the applicable period of time required under the Securities Act and the Rules and Regulations, any Free Writing Prospectus delivered to investors in accordance with this Section, that the Depositor is required to file under the Securities Act and the Rules and Regulations. The Depositor shall file with the Commission the final terms of the Notes pursuant to Rule 433(d)(5) of the Securities Act.

Section 8. Indemnification.

(a) Indemnification of Underwriters. CarMax LLC and the Depositor agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred: (A) arising out of any untrue statement or alleged untrue statement of a material fact (1) contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Issuer Information included in any Underwriter Free Writing Prospectus or the Prospectus (or any

amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, including, without limiting the generality of the foregoing, any representation or warranty relating to the eligibility of the Class A Notes as Eligible Collateral; (B) caused by any untrue statement or alleged untrue statement of a material fact contained in any Underwriter Free Writing Prospectus caused by any error in information relating to the characteristics of the Receivables furnished by or on behalf of the Depositor to any Underwriter, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) arising out of or based upon the breach of any representation, warranty or covenant made by CarMax LLC in the TALF Eligibility Certification, in the Undertaking or in any other document provided to the Representative or the FRBNY in connection with the Class A Notes or (3) the performance or breach of the Depositor’s or CarMax LLC’s obligations under Section 6(q);

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d)) any such settlement is effected with the written consent of CarMax LLC or the Depositor; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Banc of America), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Depositor by the Underwriters through the Representative expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, including the Rule 430B Information or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished to the Depositor by the Underwriters through the Representative consists of the following information (A) under the caption “Underwriting” in the Prospectus Supplement, the (1) concession and reallowance figures appearing in the second table and (2) information in the fourth paragraph (which paragraph immediately follows the second table) under such caption insofar as it relates to market-making transactions ((1) and (2), collectively, the “Underwriters’ Information”) and (B) any Derived Information created by any Underwriter, except to the extent that any such loss, liability, claim, damage or expense relates to any untrue statement or omission or alleged untrue statement or omission in the documents and other information described in clauses (A) and (B) of the definition of “Derived Information”.

(b) Indemnification of CarMax LLC and the Depositor. Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless CarMax LLC and the Depositor and each person, if any, who controls CarMax LLC and the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of material facts made in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter (including, if applicable, through the Representative) expressly for use therein, it being understood and agreed that the only such information furnished to the Depositor by the Underwriters (including, if applicable, through the Representative) consists of the Underwriters’ Information.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a), counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 8(b), counsel to the indemnified parties shall be selected by CarMax LLC or the Depositor. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by CarMax LLC and the Depositor on the one hand and the Underwriters on the other hand from the offering of the Offered Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of CarMax LLC and the Depositor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by CarMax LLC and the Depositor on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Notes pursuant to this Agreement (before deducting expenses) received by CarMax LLC and the Depositor and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate initial public offering prices of the Offered Notes. The relative fault of CarMax LLC and the Depositor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by CarMax LLC or the Depositor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

CarMax LLC, the Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter in respect of the Offered Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ respective obligations to contribute pursuant to this Section are (i) several and not joint and (ii) subject to the preceding sentence, in proportion to the principal amount of Offered Notes set forth opposite their respective names in Schedule A.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls CarMax LLC or the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as CarMax LLC and the Depositor.

Section 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement (including, without limitation, Sections 8 and 9) or in certificates of officers of CarMax LLC, the Depositor and their respective Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person, or by or on behalf of CarMax LLC, the Depositor and their respective Affiliates, and shall survive delivery of the Notes to the Underwriters.

Section 11. Termination of Agreement.

(a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Depositor, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of CarMax LLC or the Depositor, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Offered Notes or to enforce contracts for the sale of the Offered Notes, (iii) if trading in any securities of CarMax LLC, the Depositor or any of their respective Affiliates has been suspended or materially limited by the Commission or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearing services in the United States or (v) if a banking moratorium has been declared by either federal, Virginia, North Carolina or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5, and provided further that Sections 1, 8, 9, 10 and 15 shall survive such termination and remain in full force and effect.

Section 12. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Offered Notes which it or they are obligated to purchase (the “Defaulted Notes”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Offered Notes to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations in Schedule A bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Offered Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement either the Representative or the Depositor shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

Section 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Banc of America Securities LLC, 101 South Tryon St, Charlotte NC1-002-29-01, North Carolina, 28255, Attention: John J. Muller, Esq., Assistant General Counsel–Legal Department; notices to CarMax LLC shall be directed to it at 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, Attention: Chief Financial Officer; and notices to the Depositor shall be directed to it at 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238, Attention: Treasurer.

Section 14. Parties. This Agreement shall inure to the benefit of and be binding upon each Underwriter, CarMax LLC, the Depositor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, CarMax LLC, the Depositor and their respective successors and the controlling persons, directors and officers referred to in Sections 8 and 9 and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, CarMax LLC, the Depositor and their respective successors, and the controlling persons, directors and officers referred to in Sections 8 and 9 and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of Offered Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 15. Miscellaneous.

(a) Fiduciary Duties. Each of the Depositor and CarMax LLC, on behalf of itself and its respective Affiliates, hereby acknowledges that in connection with the offering of the Notes and the transactions related thereto, as contemplated herein and in the other Basic Documents, and the discussions and negotiations of the purchase price thereof set forth in this Agreement: (i) the Underwriters and the Representative have acted at arms length, are not agents of or advisors to, and owe no fiduciary duties to, any of the Trust, the Depositor, CarMax LLC or any other Person; (ii) the Underwriters and the Representative owe the Trust, the Depositor and CarMax LLC only those contractual duties as are set forth in this Agreement and (iii) the Underwriters and the Representative may have interests that differ from those of any of the Trust, the Depositor and CarMax LLC. Each of the Trust, the Depositor and CarMax LLC hereby waives to the full extent permitted by applicable law any claims it may have against the Underwriters and the Representative arising from an alleged breach of fiduciary duty in connection with the offering of the Notes and the transactions related thereto, as contemplated herein and in the other Basic Documents, including the discussions and negotiations of the purchase price thereof set forth in this Agreement.

(b) Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Depositor (and each employee, representative or other agent of the Depositor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Depositor relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

Section 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 18. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction hereof.

Section 19. European Economic Area. In relation to each Relevant Member State of the European Economic Area, each Underwriter hereby represents to and agrees with the Depositor that with effect from and including the Relevant Implementation Date, it has not made and will not make an offer of Offered Notes to the public in that Relevant Member State other than:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year, (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representative; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Offered Notes shall require the Trust, the Servicer, the Depositor or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, (i) the expression an “offer of Notes to the public” in relation to any Offered Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe the Offered Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; (ii) “European Economic Area” means the European Union member states, together with Iceland, Liechtenstein and Norway; (iii) “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State; (iv) “Relevant Implementation Date” means the date on which the Prospectus Directive was implemented in the applicable Relevant Member State; and (v) “Relevant Member State” means each member state of the European Economic Area which has implemented the Prospectus Directive.

Section 20. United Kingdom. Each Underwriter hereby severally represents to and agrees with the Depositor that:

(a) in relation to any Offered Notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any Offered Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Trust;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom.

For purposes of this provision, “FSMA” means the Financial Services and Markets Act 2000.

Section 21. Ireland. Each Underwriter hereby severally represents to and agrees with the Depositor that:

(a) it will not underwrite the issue of, or place the Offered Notes, otherwise than in conformity with the provisions of the Irish Investment Intermediaries Act 1995 (as amended), including, without limitation, Sections 9 and 23 thereof and any codes of conduct rules made under Section 37 thereof and the provisions of the Investor Compensation Act 1998;

(b) it will not underwrite the issue of, or place, the Offered Notes, otherwise than in conformity with the provisions of the Irish Central Bank Acts 1942 1999 (as amended) and any codes of conduct rules made under Section 117(1) thereof;

(c) it will not underwrite the issue of, or place, or do anything in Ireland in respect of the Offered Notes otherwise than in conformity with the provisions of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 and any rules issued under Section 51 of the Irish Investment Funds, Companies and Miscellaneous Provisions Act 2005, by the Irish Central Bank and Financial Services Regulatory Authority (“IFSRA”); and

(d) it will not underwrite the issue of, place or otherwise act in Ireland in respect of the Offered Notes, otherwise than in conformity with the provisions of the Irish Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued under Section 34 of the Irish Investment Funds, Companies and Miscellaneous Provisions Act 2005 by IFSRA.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Representative a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among CarMax LLC, the Depositor and the Underwriters in accordance with its terms.

CARMAX AUTO FUNDING LLC

By:	/s/ Thomas W. Reedy
Name:	Thomas W. Reedy
Title:	Treasurer

CARMAX BUSINESS SERVICES, LLC

By:	/s/ Keith D. Browning
Name:	Keith D. Browning
Title:	Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC, as Representative of the Underwriters named in Schedule A hereto

By:	/s/ William A. Glenn
Name:	William A. Glenn
Title:	Managing Director

Underwriting Agreement

EXHIBIT A

TERM ASSET-BACKED SECURITIES LOAN FACILITY UNDERTAKING

April 7, 2009

This Term Asset-Backed Securities Loan Facility Undertaking (this “Undertaking”) is dated as of the date first written above by CarMax Business Services LLC (the “Sponsor”), CarMax Auto Funding LLC (the “Depositor”) and CarMax Auto Owner Trust 2009-1 (the “Trust” and, together with the Sponsor and the Depositor, the “Issuer Parties”). Reference is hereby made to (i) Prospectus, (ii) the Master Agreement (the “Master Agreement”), by and among the Federal Reserve Bank of New York, as lender (“Lender”), the primary dealers party thereto (the “Primary Dealers” and each, individually, a “Primary Dealer”) and The Bank of New York Mellon, as administrator and as custodian, executed in connection with the Term Asset-Backed Securities Loan Facility (the “TALF Program”), and (iii) the certifications and indemnities given by the Issuer Parties to Lender in connection with the Class A Notes (the “Issuer Documents”).

SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the meanings specified in the Underwriting Agreement, dated April 7, 2009, between the Sponsor, the Depositor and Banc of America Securities LLC, as representative of the underwriters named therein or, if not defined therein, in the Master Agreement. In addition, as used herein, the following terms shall have the following meanings (such definition to be applicable to both the singular and plural forms of such terms):

“Dealer Indemnified Party” means a Relevant Dealer and its directors, officers, employees, and controlling persons.

“Relevant Dealer” means any Primary Dealer that is acting as agent on behalf of a Borrower with respect to a Relevant Loan.

“Relevant Loan” means any Loan for which any of the Class A Notes have been pledged to Lender as Collateral.

“TALF Provisions” means the portions of the Prospectus that describe, or are relevant to, the qualification of the Class A Notes as Eligible Collateral, including without limitation the descriptions of the terms of the Class A Notes and the assets generating collections or other funds from which the Class A Notes are to be paid.

SECTION 2. The Issuer Parties hereby represent, warrant and agree, for the benefit of each Relevant Dealer, as follows:

(a) Each Specified Security constitutes Eligible Collateral.

(b) The certifications contained in the Issuer Documents are true and correct, and the Issuer Parties will promptly pay and perform their obligations under the Issuer Documents.

(c) No statement or information contained in the TALF Provisions is untrue as to any material fact or omits any material fact necessary to make the same not misleading.

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SECTION 3. Indemnity.

(a) The Issuer Parties jointly and severally agree, upon demand from a Relevant Dealer, to reimburse the Dealer Indemnified Parties for, to indemnify and defend the Dealer Indemnified Parties against, and hold Dealer Indemnified Parties harmless from, any loss, claim, damage, liability and expense (including reasonable attorneys’ fees, court costs and expenses of litigation) incurred by a Dealer Indemnified Party in connection with an Issuer Party’s breach of this Undertaking or the Issuer Documents; provided, however, that an Issuer Party shall not be liable to a Dealer Indemnified Party for such Dealer Indemnified Party’s gross negligence, willful misconduct or fraudulent actions as determined by a court of competent jurisdiction in a final, nonappealable order.

(b) Each Dealer Indemnified Party will give the Sponsor written notice of any claim that such Dealer Indemnified Party may have under this indemnity. No Issuer Party shall be liable for any claim that is compromised or settled by a Dealer Indemnified Party without prior written consent of the Sponsor, provided that the Sponsor responded promptly and in such Dealer Indemnified Party’s judgment, adequately, to such Dealer Indemnified Party’s notice of such claim. This indemnity remains an obligation of each Issuer Party notwithstanding termination of the Master Agreement or the TALF Program or payment in full of the Relevant Loans, and is binding upon each Issuer Party’s successors and assigns. Upon written demand from a Dealer Indemnified Party, each Issuer Party shall pay promptly amounts owed under this indemnity, free and clear of any right of offset, counterclaim or other deduction.

(c) Each Dealer Indemnified Party’s right to indemnification hereunder shall be enforceable against each Issuer Party directly, without any obligation to first proceed against any third party for whom such Dealer Indemnified Party may act, and irrespective of any rights or recourse that such Issuer Party may have against any such third party.

SECTION 4. The Issuer Parties hereby acknowledge (a) the existence of the Master Agreement and the terms thereof and (b) that the Relevant Dealers are obtaining the Relevant Loans, pledging the Class A Notes as collateral therefor and undertaking obligations, in each case as agents on behalf of the Borrowers with respect thereto in reliance on the representations, warranties, covenants and indemnities of the Issuer Parties set forth in this Undertaking. This Undertaking is for the sole benefit of the Dealer Indemnified Parties in connection with the performance by a Related Dealer of its obligations with respect to the TALF Program, and may not be relied upon by (i) the Dealer Indemnified Parties for any other purpose or (ii) any direct or indirect purchaser or owner of the Class A Notes, or any other Person claiming by or through any such purchaser or owner, for any purpose or in any circumstance, whether on the theory that the Primary Dealers act as their agents or otherwise.

A-2

SCHEDULE A

Underwriter	Amount of Class A-1 Notes	Amount of Class A-2 Notes	Amount of Class A-3 Notes	Amount of Class A-4 Notes
Banc of America Securities LLC	$81,900,000	$114,300,000	$117,000,000	$64,800,000
JP Morgan Securities Inc.	81,900,000	114,300,000	117,000,000	64,800,000
Barclays Capital Inc.	9,100,000	12,700,000	13,000,000	7,200,000
Wachovia Capital Markets, LLC	9,100,000	12,700,000	13,000,000	7,200,000

Total	$182,000,000	$254,000,000	$260,000,000	$144,000,000

S-A-1

SCHEDULE B

LIST OF

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1.	Issuer General Use Free Writing Prospectus, dated April 6, 2009, a copy of which is attached hereto.

2.	Issuer General Use Free Writing Prospectus, dated April 7, 2009, a copy of which is attached hereto.

3.	Issuer General Use Free Writing Prospectus, dated April 7, 2009, a copy of which is attached hereto.

S-B-1

SCHEDULE C

CARMAX AUTO OWNER TRUST 2009-1

1. The initial public offering price of the: (i) Class A-1 Notes will be 100.00000% of the principal amount thereof; (ii) Class A-2 Notes will be 99.99143% of the principal amount thereof; (iii) Class A-3 Notes will be 99.99167% of the principal amount thereof and (iv) Class A-4 Notes will be 99.99397% of the principal amount thereof, in each case plus accrued interest, if any, from the date of issuance.

2. The purchase price to be paid by the Underwriters for the: (i) Class A-1 Notes, 99.88000% of the principal amount thereof, (ii) Class A-2 Notes, 99.75143% of the principal amount thereof, (iii) Class A-3 Notes, 99.67167% of the principal amount thereof and (iv) Class A-4 Notes, 99.63397% of the principal amount thereof.

3. The interest rate on the: (i) Class A-1 Notes will be 1.66428% per annum; (ii) Class A-2 Notes will be 3.31% per annum; (iii) Class A-3 Notes will be 4.12% per annum and (iv) Class A-4 Notes will be 5.81% per annum.

4. The initial selling concessions and reallowance, expressed as a percentage of the principal amount of each class of Notes is as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	0.072%	0.036%
Class A-2 Notes	0.144%	0.072%
Class A-3 Notes	0.192%	0.096%
Class A-4 Notes	0.216%	0.108%

S-C-1

5. Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to cause the Trust to sell to each of the Underwriters named below, for whom Banc of America Securities LLC is acting as Representative, and each of the Underwriters has severally agreed to purchase, the initial principal amount of Notes set forth opposite its name below:

Underwriter	Amount of Class A-1 Notes	Amount of Class A-2 Notes	Amount of Class A-3 Notes	Amount of Class A-4 Notes
Banc of America Securities LLC	$81,900,000	$114,300,000	$117,000,000	$64,800,000
JP Morgan Securities Inc.	81,900,000	114,300,000	117,000,000	64,800,000
Barclays Capital Inc.	9,100,000	12,700,000	13,000,000	7,200,000
Wachovia Capital Markets, LLC	9,100,000	12,700,000	13,000,000	7,200,000

Total	$182,000,000	$254,000,000	$260,000,000	$144,000,000

S-C-2